SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




      Date of Report (Date of earliest event reported): September 25, 2000



                              EDISON INTERNATIONAL
             (Exact name of registrant as specified in its charter)



            CALIFORNIA                    001-9936               95-4137452
(State of principal jurisdiction of   (Commission file        (I.R.S. employer
  incorporation of organization)           number)           identification no.)



                            2244 Walnut Grove Avenue
                                 (P.O. Box 800)
                           Rosemead, California 91770
          (Address of principal executive offices, including zip code)

                                  626-302-2222
              (Registrant's telephone number, including area code)

Items 1 through 4, 6, 8 and 9 are not included because they are inapplicable.

Item 5.  Other Events

As previously disclosed in the registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, Southern California Edison Company (SCE) has been experiencing adverse impacts from unusually high prices for energy and ancillary services procured through the California Power Exchange and the California Independent System Operator. Because of the high prices, in May 2000 SCE experienced the first month in which it received insufficient revenues from customers to cover all costs of providing service during that month. This condition has continued during each month from May 2000 through August 2000, and is expected to continue at least through September 2000. The amount by which revenues are insufficient to cover costs is recorded as a negative balance, or undercollection, in a regulatory balancing account called the transition revenue account. The amount of SCE's transition revenue account undercollection was $644 million as of June 30, 2000, $1.1 billion as of July 31, 2000, and approximately $1.97 billion as of August 31, 2000.

Under existing decisions of the California Public Utilities Commission (CPUC), SCE may carry over transition revenue account undercollections from month to month, and may recover the undercollections from future positive revenues until the end of the statutory rate freeze. Under California law, the statutory rate freeze period ends for SCE as of the earlier of March 31, 2002, or the date when SCE has recovered all of its generation-related assets and obligations (commonly referred to as "stranded costs"). Thus far, the CPUC has denied requests by SCE and other California utility companies to allow recovery of transition revenue account undercollections after the end of the statutory rate freeze. The CPUC has also prohibited California utility companies from offsetting these undercollections with overcollections of other stranded costs. These decisions pre-dated the unforeseen run-up in wholesale market prices beyond the level of prices that should have been produced by functioning competitive markets. Pacific Gas and Electric Company appealed a decision of the CPUC to that effect, but on September 6, 2000, the California Court of Appeal denied their petition for review. On September 18, 2000, Pacific Gas and Electric Company filed a petition with the California Supreme Court for review of the decision of the Court of Appeal.

SCE believes that the CPUC's prior refusal to allow recovery of the transition revenue account undercollections past the end of the statutory rate freeze is based on a misinterpretation of California's restructuring law, AB1890. That law placed California electric utility companies at risk for recovery of their stranded costs, but did not place them at risk for recovery of the costs of procuring electricity for customers. The market conditions extant when the CPUC initially adopted the transition revenue account have materially changed, leading SCE to conclude that the CPUC should reconsider its prior ruling. As noted below, recent California legislative activity supports this conclusion. SCE is currently planning to file in the near future an application with the CPUC seeking authority to recover its transition revenue account undercollections after the end of the statutory rate freeze period. SCE is also considering other options, including litigation, to ensure recovery of these costs.

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

On September 7, 2000, the CPUC issued an order expanding its existing investigation into the wholesale electric market and retail rates to include issues identified in California Assembly Joint Resolution No. 77 adopted by the California Legislature on August 30, 2000. The joint resolution requires the CPUC to review the impact of the current electricity crisis on consumers and California investor-owned utilities, such as SCE, with emphasis on options for correcting the electricity market, methods to eliminate price volatility for consumers, and methods for cost recovery and cost allocation.

SCE believes that it has solid grounds for requesting authority to fully recover its transition revenue account undercollections and that it is entitled to be paid for these procurement costs incurred on behalf of its customers. Based on historical experience, SCE also believes that the CPUC will cooperate with this objective, as it supported cost recovery during the oil price shocks of the 1970s, because strong utility companies are essential to electricity reliability, the California economy, and consumer protection. SCE is also working with the CPUC, the Federal Energy Regulatory Commission, the California Electricity Oversight Board, the California Power Exchange, and the California System Operator to fix the market problems that have resulted in the current high prices for wholesale energy and ancillary services.

As of August 31, 2000, the book value of stranded assets to be recovered by the end of the statutory rate freeze, less credits from the market valuation or pending sale of remaining generation assets is shown below. Also shown is the transition revenue account undercollection balance as of August 31, 2000.

 In millions
---------------------------------------------------------------------------

 Unamortized nuclear investment - net                           $   855
 Unamortized loss on sale of plant                                   81
 Transition-related balancing accounts                             (158)
 Flow-through taxes                                                 148
 Other regulatory assets                                             38
---------------------------------------------------------------------------

 Subtotal                                                           964
 Book value of remaining generation plant                           365
---------------------------------------------------------------------------

 Total stranded assets                                            1,329
 Less credits:
     Excess of market value over book for hydro assets             (500)
     Proceeds from pending sale of generating plants             (1,083)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
 Net amount of stranded assets (overcollection)                  $ (254)
---------------------------------------------------------------------------

 Transition revenue account (TRA) undercollection                 1,971
---------------------------------------------------------------------------


There are many factors that affect SCE's ability to recover its costs and its transition revenue account undercollections. Based on the valuations of generating assets that have been filed with the CPUC, SCE expects to be able to fully recover its stranded costs. Based on the

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

considerations discussed above, SCE expects to be able ultimately to recover its transition revenue account undercollections. However, the recovery of those undercollections depends on favorable regulatory actions as described above, as well as other factors such as weather conditions, the market prices of gas and electricity, and economic conditions. If events were to occur that make the recovery of any of SCE's costs no longer probable, SCE would be required to write off the unrecoverable portion as a one-time charge against earnings.

With the unexpected, rapid increase in the balance of transition revenue account undercollections, SCE has used virtually all of its CPUC-authorized capacity for short-term borrowing. SCE currently is restructuring certain credit arrangements and arranging additional short-term borrowing capacity to meet its liquidity needs.SCE expects to be able to repay short-term borrowings from the proceeds of generating asset divestitures and recovery of transition revenue account undercollections. SCE believes that it will be able to obtain sufficient financing on acceptable terms and conditions. In addition, SCE will need authorization from the CPUC to issue additional short-term debt. SCE has filed applications for authorization with the CPUC and expects to receive favorable decisions in the near future.

In the preceding discussion and elsewhere in this report, the words "expects," "believes," and other similar expressions are intended to identify forward-looking information that involves risks and uncertainties. Actual results or outcomes could differ materially as a result of such important factors as further actions by state and federal regulatory bodies setting rates and implementing the restructuring of the electric utility industry including the sale or retention and ongoing operation of remaining generation assets; the effects, unfavorable interpretations and implementations of new or existing laws and regulations relating to restructuring, taxes and other matters; the effects of increased competition in the electric utility business and other energy-related businesses, including direct customer access to retail energy suppliers and the unbundling of revenue cycle services such as metering and billing; changes in prices of electricity and fuel costs; changes in financial market conditions; the amount of revenue available to recover both transition and non-transition costs; the ability to sell or retain electric generation assets; the ultimate selling price of those plants that are sold; new or increased environmental liabilities; the ability to create and expand new businesses such as telecommunications; weather conditions; and other unforeseen events, some of which are discussed above.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Not applicable

(b)      Not applicable

(c)      Exhibits

         None


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



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       EDISON INTERNATIONAL
                                           (Registrant)



                                        KENNETH S. STEWART
                         -------------------------------------------------
                                        KENNETH S. STEWART
                         Assistant General Counsel and Assistant Secretary


September 25, 2000